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                                                                      EXHIBIT 99

                   MBT FINANCIAL CORP. ANNOUNCES 23% INCREASE
                       IN QUARTERLY EARNINGS (UNAUDITED)

Monroe, Michigan--- MBT Financial Corp. (OTC Bulletin Board: MBTF), the parent company of Monroe Bank & Trust, announced today that its Net Income for the first quarter increased significantly due to a decrease in the provision for loan losses. The Net Income for the first quarter of 2003 was $5,057,000, or $0.26 per share (basic and diluted). This compares to the first quarter of 2002
Net Income of $4,112,000, or $0.21 per share (basic and diluted).

Ronald D. LaBeau, Chairman & CEO of MBT Financial Corp., and Monroe Bank &
Trust, commented, "Our earnings improved greatly over the first quarter of 2002 as our loan loss provision returned to a normal level. However, the low interest rate environment continues to compress our net interest margin." Total loans increased 4% in the quarter as the recently opened production office in Wyandotte, Michigan provided additional positive growth. The Bank also opened a full service branch in Wyandotte late in the first quarter, and has plans to open a branch in nearby Trenton this summer. This expansion of the Bank's branch network into the downriver area is a key component of the Bank's strategy to increase earnings by expanding its market area.

The provision for loan losses decreased $1,925,000, or 70% in the first quarter of 2003 compared to the first quarter of 2002. According to Mr. LaBeau, "We were able to decrease our provision this year and still maintain an adequate allowance for loan losses." Nonperforming asset levels stabilized, and first quarter net charge offs decreased from $3,786,000 in 2002 to $129,000 in 2003.
The allowance for loan losses equals 1.63% of loans as of March 31, 2003, well in excess of the peer group average. The table below summarizes the Bank's nonperforming assets:

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

(Dollars in Thousands)                                       March 31,            December 31,
Unaudited                                                      2003                   2002
                                                             ---------------------------------
Nonaccrual loans                                              $25,160               $22,332
Loans 90 days past due                                          1,154                    81
Restructured loans                                              5,890                 6,807
                                                             ---------------------------------
   Total nonperforming loans                                  $32,204               $29,220


Other real estate owned                                        12,085                15,088
Nonperforming investment securities                                79                    88
                                                             ---------------------------------
   Total nonperforming assets                                 $44,368               $44,396
                                                             =================================

Nonperforming assets to total assets                             3.04%                 3.15%
Allowance for loan losses to
   nonperforming assets                                         29.52%                27.93%


Although the net interest margin has weakened, other components of earnings improved over last year. Non interest income improvement and expense control have kept the efficiency ratio among the best performances in the industry. Non interest income, excluding securities gains, increased 9.5% while non interest expense increased 5.3%.


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Mr. LaBeau stated, "We expect the earnings improvement to continue this year.
Rates remain at historical lows so the secondary mortgage market origination fee stream should remain strong. Additionally, we have structured our balance sheet to benefit from the rate increases that we expect to see late in 2003. Our trust fees, which have suffered due to the low market values of the assets held in trust accounts, will benefit as the market rebounds. We remain cautious, but optimistic about our results for the rest of 2003. Our forecast of earnings for 2003 is $1.15 to $1.20 per share."

MBT Financial Corp., a single bank holding company headquartered in Monroe, Michigan is the parent company of Monroe Bank & Trust. Founded in 1858, Monroe
Bank & Trust is one of the nation's largest community banks. The bank has over $1.4 billion in assets and services nearly $1 billion in trust assets. MB&T is a full-service bank, offering a broad range of services, including personal and business accounts and the area's largest Trust Department. With 25 offices, 34
ATMs, PhoneLink telephone banking and eLink online banking, MB&T is the area's most accessible community bank.

MB&T is proud to be an active supporter of the community through contributions, reinvestment, civic involvement, and ENLIST, its employee volunteer program. For these efforts, MB&T was recently honored with the Beacon Award, presented by the Monroe County Tourism Bureau. Visit MB&T's web site at www.MBandT.com, where extensive financial and corporate information can be found in the Investor
Relations section.

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities
Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Corporation's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "forecast," "may," "will," "believe,"
"expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S.
Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

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

Selected Financial Ratios
Unaudited                                                    March 31,            March 31,
                                                               2003                 2002
                                                           ---------------------------------
First Quarter
  Return on Average Assets                                         1.4%                  1.2%
  Return on Average Equity                                        12.2%                 10.2%
  Efficiency Ratio                                                45.6%                 41.7%


Period End
  Book Value per common share                              $      8.77           $      8.46
  Common stock price                                       $     13.20           $     14.15
  Common shares outstanding                                 19,110,441            19,730,542



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                               MBT FINANCIAL CORP.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in Thousands, except per share data)


                                                            Three Months Ended March 31,
                                                             2003                2002
                                                           -------              -------
Interest Income
  Interest and fees on loans                               $13,816              $15,156
  Interest on investment securities                          5,688                6,413
  Interest on fed funds sold                                    55                  157
                                                           -------              -------
Total interest income                                       19,559               21,726

Interest Expense
  Interest on deposits                                       4,363                5,898
  Interest on borrowed funds                                 3,192                3,176
                                                           -------              -------
Total Interest Expense                                       7,555                9,074

                                                           -------              -------
Net Interest Income                                         12,004               12,652

Provision for Loan Losses                                      825                2,750
                                                           -------              -------
Net Interest Income After
  Provision for Loan Losses                                 11,179                9,902


Other Income
  Income from trust services                                   873                  947
  Service charges on deposit accounts                        1,245                1,026
  Security gains                                               172                    7
  Other income                                                 913                  796
                                                           -------              -------
Total Other Income                                           3,203                2,776

Other Expenses
  Salaries and employee benefits                             4,222                3,607
  Occupancy expense                                            668                  528
  Other                                                      2,484                2,871
                                                           -------              -------
Total Other Expenses                                         7,374                7,006

                                                           -------              -------
Income before Federal Income Tax                             7,008                5,672
Federal Income Tax Expense                                   1,951                1,560
                                                           -------              -------
Net Income                                                 $ 5,057              $ 4,112
                                                           =======              =======
Earnings per share
  Basic                                                    $  0.26              $  0.21
  Diluted                                                  $  0.26              $  0.21


Dividends declared per share                               $  0.14              $  0.13



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                               MBT FINANCIAL CORP.
                 UNAUDITED CONSOLIDATED STATEMENTS OF CONDITION
                             (Dollars in Thousands)


                                                                        March 31,              March 31,
ASSETS                                                                    2003                   2002
                                                                       ----------             ----------
Cash and due from banks                                                $   22,308             $   32,082
Federal funds sold                                                              -                 29,100
Investment securities-HTM                                                 108,730                142,762
Investment securities-AFS                                                 471,724                399,820
Loans                                                                     804,581                765,362
Loans held for sale                                                           448                  1,278
Allowance for loan losses                                                 (13,096)               (11,964)
Premises and equipment, net                                                16,623                 15,258
Other real estate owned                                                    12,085                  4,025
Other assets                                                               36,961                 36,464
                                                                       ----------             ----------
Total Assets                                                           $1,460,364             $1,414,187
                                                                       ==========             ==========

LIABILITIES
Non-interest bearing demand deposits                                   $  119,034             $  110,913
Interest bearing demand deposits                                           66,600                 63,128
Savings deposits                                                          487,421                471,505
Other time deposits                                                       361,820                374,496
                                                                       ----------             ----------
Total deposits                                                          1,034,875              1,020,042


Federal funds borrowed                                                     24,900                      -
FHLB advances                                                             225,000                225,000
Other liabilities                                                           8,040                  7,919
                                                                       ----------             ----------
Total liabilities                                                       1,292,815              1,252,961


STOCKHOLDERS' EQUITY
Common stock, no par value                                                      -                      -
Surplus                                                                    50,421                 58,676
Undivided profits                                                         117,777                105,603
Accumulated other comprehensive income (loss)                                (649)                (3,054)
                                                                       ----------             ----------
Total Stockholders' equity                                                167,549                161,225

                                                                       ----------             ----------
Total liabilities and
Stockholders' equity                                                   $1,460,364             $1,414,186
                                                                       ==========             ==========



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Questions regarding the information in this release may be submitted via our web site, www.MBandT.com. Select Investor Relations, then Information Request, or send questions via email to investorrelations@mbandt.com We will accept questions until the close of business on Friday, April 25, 2003. The responses will be posted to the News section on our web site after 4 pm on Wednesday, April 30, 2003.

Contact:
Herbert J. Lock, Senior VP, Monroe Bank & Trust, (734) 242-2603